Exhibit 99

MEREDITH DELIVERS OVER 15 PERCENT GROWTH
IN FISCAL 2013 EARNINGS PER SHARE

Total Company Revenues Increase by 7 percent; Local Media Group Generates Record Performance

DES MOINES, IA (July 25, 2013) - Meredith Corporation (NYSE:MDP; www.meredith.com), the leading media and marketing company serving 100 million American women, today reported fiscal 2013 earnings per share grew 19 percent to $2.74. Excluding special items, fiscal 2013 earnings per share increased 16 percent to $2.91. Total revenues rose 7 percent to $1.5 billion, and advertising revenues increased 7 percent to $824 million.
“Fiscal 2013 was a year of strong growth in revenues, profit and cash flow,” said Meredith Chairman and Chief Executive Officer Stephen M. Lacy. “Our Local Media Group achieved the highest revenue and profit performance in its 65-year history. Our National Media Group grew both advertising and circulation revenues. We strengthened our connection to consumers across media platforms. And importantly, we continued to deliver on our Total Shareholder Return strategy by growing free cash flow and returning more cash to shareholders through increased dividends and share repurchases.”
Lacy noted the following fiscal 2013 financial highlights:

•
Local Media Group revenues grew nearly 20 percent to $376 million, a record high. Net political advertising revenues were $39 million and operating profit grew more than 40 percent to $124 million. All represent record highs.

•
National Media Group revenues grew 3 percent. Advertising revenues increased 5 percent, boosted by the acquisitions of the Allrecipes, EveryDay with Rachael Ray and FamilyFun brands. On a comparable basis, advertising revenues declined 6 percent. Circulation revenues also increased, benefitting from growth at comparable titles; contributions from EveryDay with Rachael Ray and FamilyFun magazines; and tests of a magazine based on the Allrecipes brand. Additionally, brand licensing activities delivered stronger performance.

•
Total Company digital advertising revenues grew more than 50 percent, reaching a record high. National Media Group digital advertising revenues increased 62 percent, while Local Media Group digital advertising revenues rose 8 percent. Advertising revenues generated from digital sources continued to grow, reaching an all-time high of 11 percent of Meredith's total advertising revenues in fiscal 2013.

•
Cash flow from operations grew to nearly $190 million. Consistent with Meredith's Total Shareholder Return (TSR) strategy, Meredith returned $125 million to shareholders through increased dividends and share repurchases, a nearly 40 percent increase.

Fiscal 2013 fourth quarter earnings per share grew 12 percent to $0.75, and revenues rose 3 percent to $387 million. Results were driven by stronger performance from both Meredith's National and Local media groups.

FISCAL 2013 BUSINESS HIGHLIGHTS
Lacy noted that Meredith continued to execute a series of well-defined strategic growth initiatives during fiscal 2013 to deliver revenue, profit and free cash flow growth, and increase shareholder value over time. These included:

•
Increasing its powerful consumer connection - Consumer engagement strengthened across Meredith's media platforms as the Company executed initiatives to refresh and enhance its popular national and local brands. Meredith's monthly magazine audience is an impressive 115 million, while its television stations continue to deliver strong ratings performances. The Company's digital audience grew to nearly 53 million unique visitors per month.

•
Strengthening its core magazine and television brands - Advertising rates grew in both businesses as Meredith executed a series of innovative sales programs, including the Meredith Sales Guarantee, which demonstrates quantitatively that advertising in Meredith magazines increases retail sales for clients. The Company also completed a number of initiatives to increase efficiencies, reduce costs and improve operating profit margins.

•
Growing revenues from non-advertising-related activities - Meredith's Brand Licensing activities delivered stronger performance, driven by an expansion of the Better Homes and Gardens line of branded products at Walmart stores across the U.S., along with growth in the Better Homes and Gardens real estate network with Realogy. All of Meredith Xcelerated Marketing's major clients renewed for calendar 2013, and the new business pipeline is very robust. Additionally, retransmission revenues grew as Meredith renewed agreements with cable and satellite providers.

•
Making strategic investments to scale the business - Meredith positioned itself for continued growth with the acquisition of the Parenting and BabyTalk brands, and the launch of a magazine based on the Allrecipes digital brand that will debut with the November/December 2013 issue.

•
Expanding digital, mobile, video and social platforms - Meredith continued its rapid expansion across emerging platforms. Highlights included website relaunches; tablet edition expansions; development of new mobile apps; increased video creation; and growth across social media platforms such as Facebook and Pinterest. Meredith also agreed to expand the reach of its daily syndicated The Better Show through cable distribution on the Hallmark Channel.

•
Executing its successful Total Shareholder Return strategy - Meredith's stock price increased 49 percent in fiscal 2013, and its dividend yielded approximately 4 percent. That equates to a total return of 53 percent. Key elements of the strategy are (1) An annual dividend of $1.63 per share; (2) A $100 million share repurchase program; and (3) Ongoing investments to scale the business and increase shareholder value over time.

“We continue to take aggressive steps to grow our leading position serving American women,” Lacy said. “These strategic actions are enhancing our strong consumer connection and producing top-line revenue growth and margin improvement.”

OPERATING GROUP DETAIL
NATIONAL MEDIA GROUP
Meredith's National Media Group includes leading national consumer media brands delivered over multiple platforms that offer clients access to 100 million unduplicated American women every month - a reach unmatched in the industry. It also features robust brand licensing activities and innovative business-to-business marketing products and services.

Fiscal 2013 National Media Group revenues grew 3 percent to $1.1 billion. Operating profit grew 4 percent to $138 million.
Looking more closely at advertising performance in fiscal 2013:

•	Total advertising revenues grew 5 percent. On a comparable basis, advertising revenues declined 6 percent, with performance better in the second half of fiscal 2013 than in the first half.

•	Digital advertising revenues grew 62 percent, boosted by the addition of Allrecipes.com. On a comparable basis, digital advertising revenues grew 12 percent.

•	The food and beverage (+14%), apparel (+22%), and media and entertainment (+25%) categories were stronger, and the weighted average net revenue per magazine page increased approximately 3 percent.

•
Meredith successfully completed the first year of its innovative Meredith Sales Guarantee. Participating brands experienced an average return on investment (ROI) of $7.81 for every $1 invested in advertising in Meredith magazines.

Circulation revenues were higher in fiscal 2013 due to growth from existing, or comparable, titles, and the addition of EveryDay with Rachael Ray, FamilyFun, and the Allrecipes magazine tests.
Digital traffic was a strong 43 million unique visitors in fiscal 2013, helped by the acquisition of Allrecipes and aggressive digital marketing initiatives. In addition, Meredith generated 5.5 million digital orders for print magazine subscriptions during fiscal 2013, an increase of nearly 70 percent over the prior year.
“We're pleased that our strategic initiatives to strengthen our businesses - including magazine and digital media, circulation and brand licensing - are delivering top-line growth,” said National Media Group President Tom Harty. “Meanwhile, our acquired brands are exceeding expectations and have improved our competitive position in the marketplace.”
Other revenues were $257 million in fiscal 2013, compared to $283 million in the prior year. This was due primarily to lower revenues at Meredith Xcelerated Marketing, partially offset by stronger performance from Meredith's brand licensing activities.
As previously communicated, Meredith Xcelerated Marketing experienced reductions in programs from certain clients in calendar 2012. However, performance has strengthened in calendar 2013, driven by renewals of all major clients, program expansions and new business wins. As a result, Meredith Xcelerated Marketing delivered better performance in the second half of fiscal 2013 than in the first half. Meredith expects to deliver revenue and profit growth from Meredith Xcelerated Marketing in calendar 2013.
Fiscal 2013 fourth quarter National Media Group revenues rose 2 percent to $295 million. Operating profit grew 15 percent to $43 million, driven by stronger performance from brand licensing activities, Allrecipes and Meredith Xcelerated Marketing.

LOCAL MEDIA GROUP
Meredith's Local Media Group consists of leading local television stations, many in fast-growing markets, and a video content creation unit that produces national broadcast and custom programming.
Fiscal 2013 Local Media Group revenues rose 19 percent to $376 million. Operating profit grew 41 percent to $124 million. Both results represent record highs.

Looking more closely at performance in fiscal 2013:

•
Non-political advertising revenues were $269 million, compared to $271 million in the prior year. The automotive (+8 percent), furnishings (+6 percent) and media (+18 percent) categories were stronger.

•	Political revenues were a record $39 million.

•
Other revenues and operating expenses both increased, due primarily to growth in retransmission revenues from cable and satellite television operators, and programming fees paid to affiliated networks.

•	EBITDA margin was 40 percent.
Meredith's connection with viewers also strengthened in fiscal 2013. Meredith's stations in Hartford, Portland and Saginaw maintained their market leadership in news. In addition, morning and evening news ratings in Kansas City and Las Vegas each grew by more than 50 percent, while late news ratings grew substantially in Nashville.
Digital traffic was strong in fiscal 2013, driven by initiatives to improve content and search engine optimization, as well as continued focus on mobile apps aimed at news, sports and weather-related information.
Meredith Video Studios agreed to significantly expand the reach of its daily syndicated The Better Show through an agreement with Crown Media Family Networks to distribute the program on the Hallmark Channel beginning in September 2013. The agreement gives the program its first national cable distribution platform as the Hallmark Channel is available in nearly 90 million homes. In addition, The Better Show was renewed for a seventh season in syndication.
“Our record financial performance speaks to the fundamental strength of our television broadcasting business,” said Local Media Group President Paul Karpowicz. “We continue to engage viewers with compelling content across media platforms to position ourselves for ongoing growth.”
Fiscal 2013 fourth quarter Local Media Group revenues rose 9 percent to $92 million. Operating profit grew to $28 million, as higher retransmission-related revenues were partially offset by higher programming fees paid to affiliated networks, and $3 million less of political advertising revenues.

OTHER FINANCIAL INFORMATION
Consistent with its TSR strategy, Meredith raised its dividend in February 2013 by 7 percent to an annual rate of $1.63 per share, the 20th straight year of an increase. In addition, Meredith repurchased 1.5 million shares of its stock in fiscal 2013. At June 30, 2013, $32 million remained under the current repurchase authorization.
Total debt was $350 million at June 30, 2013, and the weighted average interest rate was 3.6 percent. Meredith's debt-to-EBITDA ratio for the 12 months ended June 30, 2013, was 1.3 to 1.
Corporate expenses increased $16 million in fiscal 2013 compared to the prior year due primarily to professional fees related to a strategic transaction that did not materialize, along with higher performance-based incentive accruals, consulting expenses and higher investment spending on Next Issue Media.
All earnings per share figures in the text of this release are diluted. Both basic and diluted earnings per share can be found in the attached Condensed Consolidated Statements of Earnings. All fiscal 2013 and fourth quarter financial comparisons are against the prior-year periods. Information on the special items in both fiscal 2013 and fiscal 2012 is available in Tables 1-4.

OUTLOOK
Meredith currently expects full year fiscal 2014 earnings per share to range from $2.60 to $2.95. The Local Media Group will be cycling against a record $39 million in net political advertising revenues recorded in fiscal 2013, partially offset by increased retransmission fees.
Looking at the first quarter of fiscal 2014, compared to the prior-year period:

•	National Media Group total advertising revenues are expected to be up slightly.

•
Local Media Group total revenues are expected to be up slightly, with non-political advertising revenues up in the low-single-digit range. Meredith will be cycling against $12 million in net political advertising revenues recorded in the prior-year period.

•	Meredith currently expects fiscal 2014 first quarter earnings per share to range from $0.48 to $0.53.
A number of uncertainties remain that may affect Meredith's outlook as stated in this press release for the first quarter and full year fiscal 2014. These and other uncertainties are referenced below under “Safe Harbor” and in certain filings with the U.S. Securities and Exchange Commission.

CONFERENCE CALL WEBCAST
Meredith will host a conference call on July 25, 2013 at 11 a.m. EDT to discuss fiscal 2013 fourth quarter and full year results. A live webcast will be accessible to the public on the Company's website, www.meredith.com, and a replay will be available for two weeks. A transcript will be available within 48 hours of the call at www.meredith.com.

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS
Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. Non-GAAP measures should not be construed as alternatives to GAAP measures. EBITDA is a common supplemental measure of performance used by investors and financial analysts. Management believes that EBITDA provides an additional analytical tool to clarify the Company's results from core operations and delineate underlying trends. Meredith does not use EBITDA as a measure of liquidity or funds available for management's discretionary use because they include certain contractual and non-discretionary expenditures.
Results on a comparable basis, as well as those excluding the special items recorded in fiscal 2013 and 2012, are supplemental non-GAAP financial measures.  While these adjusted results are not a substitute for reported results under GAAP, management believes this information is useful as an aid in better understanding Meredith's current performance, performance trends and financial condition.  Reconciliations of non-GAAP to GAAP measures are attached to this press release and will be made available at www.meredith.com.

SAFE HARBOR
This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, the statements regarding advertising revenues, along with the Company's revenue and earnings per share outlook for the first quarter and full year fiscal 2014.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company's industries; increases in interest rates; and the consequences of acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MEREDITH CORPORATION
Meredith Corporation (NYSE: MDP; www.meredith.com) is the leading media and marketing company serving American women.  Meredith reaches 100 million American women every month through multiple well-known national brands - including Better Homes and Gardens, Parents, Family Circle, Allrecipes, EveryDay with Rachael Ray and FamilyFun - and local television brands in fast-growing markets.  Meredith is the industry leader in creating content in key consumer interest areas such as home, family, food, health and wellness and self-development. Meredith uses multiple distribution platforms - including print, television, digital, mobile, tablets, and video - to give consumers content they desire and to deliver the messages of its advertising and marketing partners.
Additionally, Meredith Xcelerated Marketing serves the nation's top brands and companies by delivering content-powered engagement for a hyper-connected world.  Its deep expertise in digital, mobile, social, healthcare, analytics and international marketing enable it to provide cutting-edge cross-channel customer management for many of the world's most popular brands.
A hallmark of Meredith's business model and financial profile is its ability to consistently generate substantial free cash flow by leveraging the strength of its multi-platform portfolio. Meredith is committed to increasing Total Shareholder Return through dividend payments, share repurchases and strategic business investments. Meredith has paid a dividend for 66 straight years and increased its dividend for 20 consecutive years. Meredith currently pays an annual dividend of $1.63 per share, resulting in a dividend yield of approximately 4 percent.

                        -- # # # # --

Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@Meredith.com	E-mail: Art.Slusark@Meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Three Months		Twelve Months
Periods ended June 30,	2013	2012	2013	2012
(In thousands except per share data)
Revenues
Advertising	$204,231	$210,390	$823,690	$769,815
Circulation	87,878	78,432	322,223	285,254
All other	94,864	85,726	325,427	321,618
Total revenues	386,973	374,548	1,471,340	1,376,687
Operating expenses
Production, distribution, and editorial	144,725	142,395	561,058	547,564
Selling, general, and administrative	172,853	165,181	654,098	599,026
Depreciation and amortization	11,365	12,582	45,350	44,326
Total operating expenses	328,943	320,158	1,260,506	1,190,916
Income from operations	58,030	54,390	210,834	185,771
Interest expense, net	(3,200)	(3,997)	(13,430)	(12,896)
Earnings before income taxes	54,830	50,393	197,404	172,875
Income taxes	(21,027)	(20,411)	(73,754)	(68,503)
Net earnings	$33,803	$29,982	$123,650	$104,372

Basic earnings per share	$0.76	$0.67	$2.78	$2.33
Basic average shares outstanding	44,512	44,652	44,455	44,825

Diluted earnings per share	$0.75	$0.67	$2.74	$2.31
Diluted average shares outstanding	45,193	45,044	45,085	45,100

Dividends paid per share	$0.4075	$0.3825	$1.5800	$1.4025

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Twelve Months
Periods ended June 30,	2013	2012	2013	2012
(In thousands)
Revenues
National media
Advertising	$134,264	$137,699	$515,831	$492,313
Circulation	87,878	78,432	322,223	285,254
Other revenues	72,419	73,724	257,141	282,818
Total national media	294,561	289,855	1,095,195	1,060,385
Local media
Non-political advertising	69,242	69,420	268,861	270,731
Political advertising	725	3,271	38,998	6,771
Other revenues	22,445	12,002	68,286	38,800
Total local media	92,412	84,693	376,145	316,302
Total revenues	$386,973	$374,548	$1,471,340	$1,376,687

Operating profit
National media	$43,393	$37,889	$137,985	$133,020
Local media	27,676	27,424	124,116	88,291
Unallocated corporate	(13,039)	(10,923)	(51,267)	(35,540)
Income from operations	$58,030	$54,390	$210,834	$185,771

Depreciation and amortization
National media	$4,741	$5,809	$19,199	$17,617
Local media	6,206	6,269	24,471	24,732
Unallocated corporate	418	504	1,680	1,977
Total depreciation and amortization	$11,365	$12,582	$45,350	$44,326

EBITDA [1]
National media	$48,134	$43,698	$157,184	$150,637
Local media	33,882	33,693	148,587	113,023
Unallocated corporate	(12,621)	(10,419)	(49,587)	(33,563)
Total EBITDA [1]	$69,395	$66,972	$256,184	$230,097

1 EBITDA is net earnings before interest, taxes, depreciation, and amortization.

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	June 30, 2013	June 30, 2012
(In thousands)
Current assets
Cash and cash equivalents	$27,674	$25,820
Accounts receivable, net	232,305	215,526
Inventories	28,386	22,559
Current portion of subscription acquisition costs	97,982	75,446
Current portion of broadcast rights	2,831	3,408
Other current assets	18,514	16,677
Total current assets	407,692	359,436
Property, plant, and equipment	464,255	455,271
Less accumulated depreciation	(277,938)	(260,967)
Net property, plant, and equipment	186,317	194,304
Subscription acquisition costs	99,433	75,368
Broadcast rights	3,634	943
Other assets	69,848	66,858
Intangible assets, net	584,281	586,263
Goodwill	788,854	733,127
Total assets	$2,140,059	$2,016,299

Liabilities and Shareholders' Equity
Current liabilities
Current portion of long-term debt	$50,000	$105,000
Current portion of long-term broadcast rights payable	4,089	6,752
Accounts payable	78,458	72,911
Accrued expenses and other liabilities	132,676	117,071
Current portion of unearned subscription revenues	191,448	180,852
Total current liabilities	456,671	482,586
Long-term debt	300,000	275,000
Long-term broadcast rights payable	5,096	3,695
Unearned subscription revenues	163,809	141,408
Deferred income taxes	247,487	204,054
Other noncurrent liabilities	112,700	112,111
Total liabilities	1,285,763	1,218,854
Shareholders' equity
Common stock	36,242	35,791
Class B stock	8,324	8,716
Additional paid-in capital	50,170	53,275
Retained earnings	775,901	722,778
Accumulated other comprehensive loss	(16,341)	(23,115)
Total shareholders' equity	854,296	797,445
Total liabilities and shareholders' equity	$2,140,059	$2,016,299

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Years ended June 30,	2013	2012
(In thousands)
Net cash provided by operating activities	$189,087	$181,930

Cash flows from investing activities
Acquisitions of businesses	(50,190)	(248,964)
Additions to property, plant, and equipment	(25,969)	(35,718)
Net cash used in investing activities	(76,159)	(284,682)

Cash flows from financing activities
Proceeds from issuance of long-term debt	175,000	355,000
Repayments of long-term debt	(205,000)	(170,000)
Purchases of Company stock	(54,734)	(26,881)
Dividends paid	(70,527)	(62,994)
Proceeds from common stock issued	39,519	5,908
Excess tax benefits from share-based payments	5,438	495
Other	(770)	(677)
Net cash provided by (used in) financing activities	(111,074)	100,851
Net increase (decrease) in cash and cash equivalents	1,854	(1,901)
Cash and cash equivalents at beginning of period	25,820	27,721
Cash and cash equivalents at end of period	$27,674	$25,820

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods ended June 30, 2013	Three Months			Twelve Months
	Excluding Special Items	Special Items	As Reported	Excluding Special Items	Special Items		As Reported
(In thousands except per share data)
Revenues
Advertising	$204,231	$—	$204,231	$823,690	$—		$823,690
Circulation	87,878	—	87,878	322,223	—		322,223
All other	94,864	—	94,864	325,427	—		325,427
Total revenues	386,973	—	386,973	1,471,340	—		1,471,340
Operating expenses
Production, distribution, and editorial	144,725	—	144,725	561,058	—		561,058
Selling, general, and administrative	172,853	—	172,853	641,960	12,138	(a)	654,098
Depreciation and amortization	11,365	—	11,365	45,350	—		45,350
Total operating expenses	328,943	—	328,943	1,248,368	12,138		1,260,506
Income from operations	58,030	—	58,030	222,972	(12,138)		210,834
Interest expense, net	(3,200)	—	(3,200)	(13,430)	—		(13,430)
Earnings before income taxes	54,830	—	54,830	209,542	(12,138)		197,404
Income taxes	(21,027)		(21,027)	(78,428)	4,674		(73,754)
Net earnings	$33,803	$—	$33,803	$131,114	$(7,464)		$123,650

Basic earnings per share	$0.76	$—	$0.76	$2.95	$(0.17)		$2.78
Basic average shares outstanding	44,512	44,512	44,512	44,455	44,455		44,455

Diluted earnings per share	$0.75	$—	$0.75	$2.91	$(0.17)		$2.74
Diluted average shares outstanding	45,193	45,193	45,193	45,085	45,085		45,085

(a) Professional fees and expenses related to a transaction that did not materialize of $5.1 million, severance costs of $7.4 million, and vacated lease accruals of $0.4 million partially offset by a $0.8 million reduction in previously accrued restructuring charges

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods ended June 30, 2013	Three Months			Twelve Months
	Excluding Special Items	Special Items	As Reported	Excluding Special Items	Special Items		As Reported
(In thousands)
Revenues
National media
Advertising	$134,264	$—	$134,264	$515,831	$—		$515,831
Circulation	87,878	—	87,878	322,223	—		322,223
Other revenues	72,419	—	72,419	257,141	—		257,141
Total national media	294,561	—	294,561	1,095,195	—		1,095,195
Local media
Non-political advertising	69,242	—	69,242	268,861	—		268,861
Political advertising	725	—	725	38,998	—		38,998
Other revenues	22,445	—	22,445	68,286	—		68,286
Total local media	92,412	—	92,412	376,145	—		376,145
Total revenues	$386,973	$—	$386,973	$1,471,340	$—		$1,471,340

Operating profit
National media	$43,393	$—	$43,393	$143,533	$(5,548)	(a)	$137,985
Local media	27,676	—	27,676	125,611	(1,495)	(b)	124,116
Unallocated corporate	(13,039)	—	(13,039)	(46,172)	(5,095)	(c)	(51,267)
Income from operations	$58,030	$—	$58,030	$222,972	$(12,138)		$210,834

Depreciation and amortization
National media	$4,741	$—	$4,741	$19,199	$—		$19,199
Local media	6,206	—	6,206	24,471	—		24,471
Unallocated corporate	418	—	418	1,680	—		1,680
Total depreciation and amortization	$11,365	$—	$11,365	$45,350	$—		$45,350

EBITDA [1]
National media	$48,134	$—	$48,134	$162,732	$(5,548)	(a)	$157,184
Local media	33,882	—	33,882	150,082	(1,495)	(b)	148,587
Unallocated corporate	(12,621)	—	(12,621)	(44,492)	(5,095)	(c)	(49,587)
TOTAL EBITDA [1]	$69,395	$—	$69,395	$268,322	$(12,138)		$256,184

1 EBITDA is net earnings before interest, taxes, depreciation, and amortization.

(a) Severance costs of $5.9 million and a vacated lease accrual of $0.4 million partially offset by a $0.8 million reduction in previously accrued restructuring charges
(b) Severance costs
(c) Professional fees and expenses related to a transaction that did not materialize

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods ended June 30, 2012	Three Months			Twelve Months
	Excluding Special Items	Special Items	As Reported	Excluding Special Items	Special Items		As Reported
(In thousands except per share data)
Revenues
Advertising	$210,390	$—	$210,390	$769,815	$—		$769,815
Circulation	78,432	—	78,432	285,254	—		285,254
All other	85,726	—	85,726	321,618	—		321,618
Total revenues	374,548	—	374,548	1,376,687	—		1,376,687
Operating expenses
Production, distribution, and editorial	142,395	—	142,395	547,539	25	(a)	547,564
Selling, general, and administrative	165,181	—	165,181	584,381	14,645	(b)	599,026
Depreciation and amortization	12,582	—	12,582	44,326	—		44,326
Total operating expenses	320,158	—	320,158	1,176,246	14,670		1,190,916
Income from operations	54,390	—	54,390	200,441	(14,670)		185,771
Interest expense, net	(3,997)	—	(3,997)	(12,896)	—		(12,896)
Earnings before income taxes	50,393	—	50,393	187,545	(14,670)		172,875
Income taxes	(20,411)	—	(20,411)	(74,543)	6,040		(68,503)
Net earnings	$29,982	$—	$29,982	$113,002	$(8,630)		$104,372

Basic earnings per share	$0.67	$—	$0.67	$2.52	$(0.19)		$2.33
Basic average shares outstanding	44,652	44,652	44,652	44,825	44,825		44,825

Diluted earnings per share	$0.67	$—	$0.67	$2.50	$(0.19)		$2.31
Diluted average shares outstanding	45,044	45,044	45,044	45,100	45,100		45,100

(a) Write-down of art and manuscript inventory
(b) Severance costs of $10.0 million, Allrecipes.com acquisition costs of $2.5 million, vacated lease accruals of $2.7 million, and other net miscellaneous write-downs and accruals of $0.5 million partially offset by a $1.0 million reduction in contingent consideration payable

Table 4
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods ended June 30, 2012	Three Months			Twelve Months
	Excluding Special Items	Special Items	As Reported	Excluding Special Items	Special Items		As Reported
(In thousands)
Revenues
National media
Advertising	$137,699	$—	$137,699	$492,313	$—		$492,313
Circulation	78,432	—	78,432	285,254	—		285,254
Other revenues	73,724	—	73,724	282,818	—		282,818
Total national media	289,855	—	289,855	1,060,385	—		1,060,385
Local media
Non-political advertising	69,420	—	69,420	270,731	—		270,731
Political advertising	3,271	—	3,271	6,771	—		6,771
Other revenues	12,002	—	12,002	38,800	—		38,800
Total local media	84,693	—	84,693	316,302	—		316,302
Total revenues	$374,548	$—	$374,548	$1,376,687	$—		$1,376,687

Operating profit
National media	$37,889	$—	$37,889	$146,501	$(13,481)	(a)	$133,020
Local media	27,424	—	27,424	89,480	(1,189)	(b)	88,291
Unallocated corporate	(10,923)	—	(10,923)	(35,540)	—		(35,540)
Income from operations	$54,390	$—	$54,390	$200,441	$(14,670)		$185,771

Depreciation and amortization
National media	$5,809	$—	$5,809	$17,617	$—		$17,617
Local media	6,269	—	6,269	24,732	—		24,732
Unallocated corporate	504	—	504	1,977	—		1,977
Total depreciation and amortization	$12,582	$—	$12,582	$44,326	$—		$44,326

EBITDA [1]
National media	$43,698	$—	$43,698	$164,118	$(13,481)	(a)	$150,637
Local media	33,693	—	33,693	114,212	(1,189)	(b)	113,023
Unallocated corporate	(10,419)	—	(10,419)	(33,563)	—		(33,563)
TOTAL EBITDA [1]	$66,972	$—	$66,972	$244,767	$(14,670)		$230,097

1 EBITDA is net earnings before interest, taxes, depreciation, and amortization.

(a) Severance costs of $9.9 million, Allrecipes.com acquisition costs of $2.5 million, vacated lease accruals of $1.6 million, and other net miscellaneous write-downs and accruals of $0.5 million partially offset by a $1.0 million reduction in contingent consideration payable

(b) Severance costs of $0.1 million and a vacated lease accrual of $1.1 million

Meredith Corporation and Subsidiaries			Table 5
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Years ended June 30,	2013	2012	Change

National media advertising revenues
On a comparable basis [1]	$463,668	$492,313	(6)%
Other	52,163	—
Total	$515,831	$492,313	5%

National media digital advertising revenues
On a comparable basis [1]	$54,674	$48,877	12%
Other	24,484	—
Total	$79,158	$48,877	62%

1 Results on a comparable basis include print advertising for all magazines with a corresponding issue in the prior year and current year periods and/or digital advertising revenues for all properties with results in both the prior year and current year periods.

Table 6
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

	Three months ended June 30, 2013
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$294,561	$92,412	$—	$386,973

Operating profit	$43,393	$27,676	$(13,039)	$58,030
Depreciation and amortization	4,741	6,206	418	11,365
EBITDA	$48,134	$33,882	$(12,621)	69,395
Less:
Depreciation and amortization				(11,365)
Net interest expense				(3,200)
Income taxes				(21,027)
Net earnings				$33,803

Segment EBITDA margin	16.3%	36.7%

	Three months ended June 30, 2012
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$289,855	$84,693	$—	$374,548

Operating profit	$37,889	$27,424	$(10,923)	$54,390
Depreciation and amortization	5,809	6,269	504	12,582
EBITDA	$43,698	$33,693	$(10,419)	66,972
Less:
Depreciation and amortization				(12,582)
Net interest expense				(3,997)
Income taxes				(20,411)
Net earnings				$29,982

Segment EBITDA margin	15.1%	39.8%

Table 6 (cont.)

	Twelve months ended June 30, 2013
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$1,095,195	$376,145	$—	$1,471,340

Operating profit	$137,985	$124,116	$(51,267)	$210,834
Depreciation and amortization	19,199	24,471	1,680	45,350
EBITDA	$157,184	$148,587	$(49,587)	256,184
Less:
Depreciation and amortization				(45,350)
Net interest expense				(13,430)
Income taxes				(73,754)
Net earnings				$123,650

Segment EBITDA margin	14.4%	39.5%

	Twelve months ended June 30, 2012
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$1,060,385	$316,302	$—	$1,376,687

Operating profit	$133,020	$88,291	$(35,540)	$185,771
Depreciation and amortization	17,617	24,732	1,977	44,326
EBITDA	$150,637	$113,023	$(33,563)	230,097
Less:
Depreciation and amortization				(44,326)
Net interest expense				(12,896)
Income taxes				(68,503)
Net earnings				$104,372

Segment EBITDA margin	14.2%	35.7%